EXHIBIT (h)(1)

EATON VANCE VARIABLE TRUST

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

AGREEMENT effective as of this 6th day of August 2012, between Eaton Vance Variable Trust, a Massachusetts business trust (the “Trust”) on behalf of its series listed on Appendix A (each referred to herein as the “Fund”) and Eaton Vance Management, a Massachusetts business trust (the “Administrator”).

IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree with respect to the Fund:

1.

Duties of the Administrator.  The Trust hereby employs the Administrator to act as administrator of the Fund and to administer its affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement.

The Administrator hereby accepts such employment, and undertakes to afford to the Trust the advice and assistance of the Administrator’s organization in the administration of the Fund and to furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for administering the affairs of the Fund and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Administrator’s organization and all personnel of the Administrator performing services relating to administrative activities.  The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

In connection with its responsibilities as Administrator of the Fund, the Administrator will:

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assist in preparing all annual, semi-annual and other reports required to be sent to Fund shareholders and/or filed with the Securities and Exchange Commission (“SEC”), and arrange for such filing and printing and dissemination of such reports to shareholders;

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prepare and assemble all reports required to be filed by the Trust on behalf of the Fund with the SEC on Form N-SAR, or on such other form as the SEC may substitute for Form N-SAR, and file such reports with the SEC;

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review the provision of services by the Fund’s independent public accounting firm, including, but not limited to, the preparation by such firm of audited financial statements of the Fund and the Fund’s federal, state and local tax returns; and make such reports and recommendations to the Trustees of the Trust concerning the performance of the independent accountants as the Trustees deem appropriate;

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arrange for the filing with the appropriate authorities all required federal, state and local tax returns;

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arrange for the dissemination to shareholders of the Fund’s proxy materials, and oversee the tabulation of proxies by the Fund’s transfer agent or other duly authorized proxy tabulator;

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•

review and supervise the provision of custodian services to the Fund; and make such reports and recommendations to the Trustees concerning the provision of such services as the Trustees deem appropriate;

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oversee the valuation of all such portfolio investments and other assets of the Fund as may be designated by the Trustees (subject to any guidelines, directions and instructions of the Trustees), and review and supervise the calculation of the net asset value of the Fund’s shares by the custodian;

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negotiate the terms and conditions under which transfer agency and dividend disbursing services will be provided to the Fund, and the fees to be paid by the Fund in connection therewith; review and supervise the provision of transfer agency and dividend disbursing services to the Fund; and make such reports and recommendations to the Trustees concerning the performance of the Fund’s transfer and dividend disbursing agent as the Trustees deem appropriate;

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establish the accounting policies of the Fund; reconcile accounting issues that may arise with respect to the Fund’s operations; and consult with the Fund’s independent accountants, legal counsel, custodian, accounting and bookkeeping agents and transfer and dividend disbursing agent as necessary in connection therewith;

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determine the amount of all distributions (if any) to be paid by the Fund to its shareholders; prepare and arrange for the publishing of notices to shareholders regarding such distributions (if required) and provide the Fund’s transfer and dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of distributions;

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review the Fund’s bills and authorize payments of such bills by the Fund’s custodian;

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oversee services provided to the Fund by external counsel;

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arrange for the preparation and filing of all other reports, forms, registration statements and documents required to be filed by the Trust on behalf of the Fund with the SEC and any other regulatory body; and

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provide other internal legal, auditing, accounting and administrative services as ordinarily required in conducting the Fund’s business affairs.

Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Fund’s assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Fund, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Trust or the Fund.

2.

Allocation of Charges and Expenses.  The Administrator shall pay the entire salaries and fees of all of the Trust’s Trustees and officers who devote part or all of their time to the affairs of the Administrator, and the salaries and fees of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this Section 2.  Except as provided in the foregoing sentence, the Administrator shall not pay any expenses relating to the Trust or the Fund including, without implied limitation:

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expenses of maintaining the Fund and continuing its existence;

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commissions, fees and other expenses connected with the acquisition and disposition of securities and other investments;

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auditing, accounting and legal expenses;

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taxes and interest;

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governmental fees;

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expenses of issue, sale, repurchase and redemption of shares;

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expenses of registering and qualifying the Trust, the Fund and its shares under federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Fund under state securities laws;

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registration of the Trust under the Investment Company Act of 1940;

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expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor;

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expenses of reports to regulatory bodies;

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insurance expenses;

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association membership dues;

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fees, expenses and disbursements of custodians and subcustodians for all services to the Fund (including without limitation safekeeping of funds, securities and other investments, keeping of books and accounts and determination of net asset values);

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fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund;

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expenses for servicing shareholder accounts;

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any direct charges to shareholders approved by the Trustees of the Trust;

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compensation and expenses of Trustees of the Trust who are not members of the Administrator’s organization;

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all payments to be made and expenses to be assumed by the Fund in connection with the distribution of Fund shares;

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any pricing or valuation services employed by the Fund to value its investments including primary and comparative valuation services;

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any investment advisory, sub-advisory or similar management fee payable by the Fund;

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all expenses incurred in connection with the Fund’s use of a line of credit; and

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such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees and officers with respect thereto.

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3.

Compensation of Administrator.  The Administrator shall receive compensation (if any) from the Trust on behalf of the Fund in respect of the services to be rendered and the facilities to be provided by the Administrator under this Agreement as set forth on Appendix A.

4.

Other Interests.  It is understood that Trustees and officers of the Trust and shareholders of the Fund are or may be or become interested in the Administrator as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Administrator are or may be or become similarly interested in the Fund, and that the Administrator may be or become interested in the Fund as shareholder or otherwise.  It is also understood that trustees, officers, employees and shareholders of the Administrator may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Administrator may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words “Eaton Vance” or any combination thereof as part of their name, and that the Administrator or its subsidiaries or affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

5.

Limitation of Liability of the Administrator.  The services of the Administrator to the Trust and the Fund are not to be deemed to be exclusive, the Administrator being free to render services to others and engage in other business activities.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

6.

Sub-Administrators.  The Administrator may employ one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Trustees of the Trust, all as permitted by the Investment Company Act of 1940.

7.

Duration and Termination of this Agreement.  This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such date is specifically approved at least annually (i) by the Board of Trustees of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Administrator or the Trust.

Either party hereto may, at any time on sixty (60) days’ prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Trustees of the Trust or the trustee of the Administrator, as the case may be, and the Trust may, at any time upon such written notice to the Administrator, terminate this Agreement by vote of a majority of the outstanding voting securities of the Fund.  This Agreement shall terminate automatically in the event of its assignment.

8.

Amendments of the Agreement.  This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of

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the Administrator or the Trust, and (ii) by vote of the Board of Trustees of the Trust.  Additional series of the Trust, however, will become a Fund hereunder upon approval by the Trustees of the Trust and amendment of Schedule A.

9.

Limitation of Liability.  The Fund shall not be responsible for the obligations of any other series of the Trust.  Each party expressly acknowledges the provision in the other party’s Declaration of Trust limiting the personal liability of trustees, officers and shareholders, and each party hereby agrees that it shall only have recourse to the assets of the other party for payment of claims or obligations arising out of this Agreement and shall not seek satisfaction from the Trustees, officers or shareholders of the other party.

10.

Use of the Name “Eaton Vance”.  The Administrator hereby consents to the use by the Fund of the name “Eaton Vance” as part of the Fund’s name; provided, however, that such consent shall be conditioned upon the employment of the Administrator or one of its affiliates as the administrator of the Fund.  The name “Eaton Vance” or any variation thereof may be used from time to time in other connections and for other purposes by the Administrator and its affiliates and other investment companies that have obtained consent to the use of the name “Eaton Vance.”  The Administrator shall have the right to require the Fund to cease using the name “Eaton Vance” as part of the Fund’s name if the Fund ceases, for any reason, to employ the Administrator or one of its affiliates as the Fund’s administrator.  Future names adopted by the Fund for itself, insofar as such names include identifying words requiring the consent of the Administrator, shall be the property of the Administrator and shall be subject to the same terms and conditions.

11.

Certain Definitions.  The term “interested persons” when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

EATON VANCE VARIABLE TRUST

EATON VANCE MANAGEMENT

By /s/ Barbara E. Campbell

By /s/ Maureen A. Gemma

      Barbara Campbell

Maureen A. Gemma

      Treasurer

Vice President

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Appendix A

Fund	Fee
Eaton Vance VT Floating-Rate Income Fund	--
Eaton Vance VT Large-Cap Value Fund	--

A-1

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